                       BlackRock MuniHoldings Fund, Inc.

                              File No. 811-08081

      Sub-Item No. 77Q1(e) (Investment Advisory Contracts) -- Attachment

Attached please find an exhibit to Sub-Item 77Q1(e) of Form N-SAR, a copy of the Closed-End Fund Master Advisory Fee Waiver Agreement between BlackRock MuniHoldings Fund, Inc. and BlackRock Advisors, LLC.

Exhibit 77Q1(e)

             CLOSED-END FUND MASTER ADVISORY FEE WAIVER AGREEMENT
             ----------------------------------------------------

   This MASTER ADVISORY FEE WAIVER AGREEMENT (this "Agreement") is made as of
                                                    ---------
the 2nd day of December, 2016, by and among BlackRock Advisors, LLC (the "Adviser") an "Adviser") and each investment company listed on SCHEDULE A
 -------       -------
attached hereto (each, a "Fund").
                          ----

   WHEREAS, each Fund is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as a closed-end management company, and is
                 --------
organized as a statutory trust under the laws of the State of Delaware, a limited liability company under the laws of the State of Delaware, a business trust under the laws of the Commonwealth of Massachusetts or a corporation under the laws of the State of Maryland;

   WHEREAS, the Adviser and each Fund are parties to investment advisory agreements (the "Advisory Agreements"), pursuant to which the Adviser provides
                 -------------------
investment advisory services to each Fund in consideration of compensation as set forth in each Advisory Agreement (the "Advisory Fee"); and
                                           ------------

   WHEREAS, the Adviser has determined that it is appropriate and in the best interests of each Fund and its interestholders to waive part of each Fund's Advisory Fee as set forth in SCHEDULE B attached hereto (the "Fee Waiver").
                                                              ----------
Each Fund and the Adviser, therefore, have entered into this Agreement in order to effect the Fee Waiver for each Fund at the level specified in SCHEDULE B attached hereto on the terms and conditions set forth in this Agreement.

   NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Contractual Fee Waiver. During the Term (as defined in Section 3 below), the
   ----------------------
Adviser shall waive a portion of its Advisory Fee with respect to each Fund as set forth in SCHEDULE B attached hereto.

2. Voluntary Fee Waiver/Expense Reimbursement. Nothing herein shall preclude an
   ------------------------------------------
Adviser from contractually waiving other fees and/or reimbursing expenses of any Fund, voluntarily waiving Advisory Fees it is entitled to from any Fund or voluntarily reimbursing expenses of any Fund as the Adviser, in its discretion, deems reasonable or appropriate. Any such voluntary waiver or voluntary expense reimbursement may be modified or terminated by the Adviser at any time in its sole and absolute discretion without the approval of the Fund's Board of Trustees or Board of Directors, as the case may be.

3. Term; Termination.
   -----------------

   3.1 Term. The term ("Term") of the Fee Waiver with respect to a Fund shall
       ----             ----
begin on December 2, 2016 (or such other date as agreed to in writing between the Adviser and the Fund) and end with respect to a Fund after the close of business on the date set forth on SCHEDULE A (or such other date as agreed to in writing between the Adviser and the Fund) unless the Fee Waiver is earlier terminated in accordance with Section 3.2. The Term of the Fee Waiver with respect to a Fund may be continued from year to year thereafter provided that each such continuance is specifically approved by the Adviser and the Fund (including with respect to the Fund, a majority of the Fund's Trustees or Directors, as the case may be, who are not "interested persons," as defined in the 1940 Act, of the Advisers (the "Non-Interested Directors")). Neither the Adviser nor a Fund shall be obligated to extend the Fee Waiver with respect to the Fund.

   3.2 Termination. This Agreement may be terminated prior to expiration by any
       -----------
Fund with respect to such Fund without payment of any penalty, upon 90 days' prior written notice to the Adviser at its principal place of business (or at an earlier date as may be agreed to by both parties); provided that, such action shall be authorized by resolution of a majority of the Non-Interested Directors of such Fund or by a vote of a majority of the outstanding voting securities of such Fund.

4. Miscellaneous.
   -------------

   4.1 Captions. The captions in this Agreement are included for convenience of
       --------
reference only and in no other way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

   4.2 Interpretation. Nothing herein contained shall be deemed to require a
       --------------
Fund to take any action contrary to the Fund's Declaration of Trust or Articles of Incorporation, as the case may be, or Bylaws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Fund's Board of Trustees or Board of Directors, as the case may be, of its responsibility for and control of the conduct of the affairs of the Fund.

   4.3 Limitation of Liability. The obligations and expenses incurred,
       -----------------------
contracted for or otherwise existing with respect to a Fund shall be enforced against the assets of such Fund and not against the assets of any other Fund.

   4.4 Definitions. Any question of interpretation of any term or provision of
       -----------
this Agreement, including but not limited to the computations of average daily net assets or of any Advisory Fee, and the allocation of expenses, having a counterpart in or otherwise derived from the terms and provisions of the relevant Advisory Agreement between the Adviser and the Fund or the 1940 Act, shall have the same meaning as and be resolved by reference to such Advisory Agreement or the 1940 Act, as applicable, and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such Court, by rules, regulations or orders of the Securities and Exchange Commission ("SEC") issued pursuant to the 1940 Act. In addition, if
                      ---
the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is revised by rule, regulation or order of the SEC, that provision will be deemed to incorporate the effect of that rule, regulation or order. Otherwise the provisions of this Agreement will be interpreted in accordance with the substantive laws of the State of New York.

   IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers as of the day and year first above written.

                                             EACH OF THE FUNDS LISTED ON
                                             SCHEDULE A ATTACHED HERETO

                                             By:  /s/ Neal J. Andrews
                                                  ------------------------------
                                                  Name: Neal J. Andrews
                                                  Title: Chief Financial Officer

                                             BLACKROCK ADVISORS, LLC

                                             By:  /s/ Neal J. Andrews
                                                  ------------------------------
                                                  Name: Neal J. Andrews
                                                  Title: Managing Director

   [SIGNATURE PAGE TO CLOSED-END FUND MASTER ADVISORY FEE WAIVER AGREEMENT]

                                  SCHEDULE A

             CLOSED-END FUND MASTER ADVISORY FEE WAIVER AGREEMENT

                          (DATED AS OF JUNE 7, 2018)

                                                                     EXPIRATION
    TICKER                          FUND                                DATE
    ------  ----------------------------------------------------- ------------------
1.   BBN    BlackRock Taxable Municipal Bond Trust                June 30, 2019
2.   BJZ    BlackRock California Municipal 2018 Term Trust        June 30, 2019
3.   BFZ    BlackRock California Municipal Income Trust           June 30, 2019
4.   BHK    BlackRock Core Bond Trust                             June 30, 2019
5.   HYT    BlackRock Corporate High Yield Fund, Inc.             June 30, 2019
6.   BTZ    BlackRock Credit Allocation Income Trust              June 30, 2019
7.   DSU    BlackRock Debt Strategies Fund, Inc.                  June 30, 2019
8.   BGR    BlackRock Energy and Resources Trust                  June 30, 2019
9.   CII    BlackRock Enhanced Capital and Income Fund, Inc.      June 30, 2019
10.  BDJ    BlackRock Enhanced Equity Dividend Trust              June 30, 2019
11.  EGF    BlackRock Enhanced Government Fund, Inc.              June 30, 2019
12.  FRA    BlackRock Floating Rate Income Strategies Fund, Inc.  December 31, 2018
13.  BGT    BlackRock Floating Rate Income Trust                  June 30, 2019
14.  BFO    BlackRock Florida Municipal 2020 Term Trust           June 30, 2019
15.  BOE    BlackRock Enhanced Global Dividend Trust              June 30, 2019
16.  BME    BlackRock Health Sciences Trust                       June 30, 2019
17.  BKT    BlackRock Income Trust, Inc.                          June 30, 2019
18.  BGY    BlackRock Enhanced International Dividend Trust       June 30, 2019

                                                                       EXPIRATION
    TICKER                            FUND                                DATE
    ------  --------------------------------------------------------- --------------
19.  BKN    BlackRock Investment Quality Municipal Trust, Inc.        June 30, 2019
20.  BLW    BlackRock Limited Duration Income Trust                   June 30, 2019
21.  BTA    BlackRock Long-Term Municipal Advantage Trust             June 30, 2019
22.  BZM    BlackRock Maryland Municipal Bond Trust                   June 30, 2019
23.  MHE    BlackRock Massachusetts Tax-Exempt Trust                  June 30, 2019
24.  BIT    BlackRock Multi-Sector Income Trust                       June 30, 2019
25.  MUI    BlackRock Muni Intermediate Duration Fund, Inc.           June 30, 2019
26.  MNE    BlackRock Muni New York Intermediate Duration Fund, Inc.  June 30, 2019
27.  MUA    BlackRock MuniAssets Fund, Inc.                           June 30, 2019
28.  BPK    BlackRock Municipal 2018 Term Trust                       June 30, 2019
29.  BKK    BlackRock Municipal 2020 Term Trust                       June 30, 2019
30.  BBK    BlackRock Municipal Bond Trust                            June 30, 2019
31.  BAF    BlackRock Municipal Income Investment Quality Trust       June 30, 2019
32.  BBF    BlackRock Municipal Income Investment Trust               June 30, 2019
33.  BYM    BlackRock Municipal Income Quality Trust                  June 30, 2019
34.  BFK    BlackRock Municipal Income Trust                          June 30, 2019
35.  BLE    BlackRock Municipal Income Trust II                       June 30, 2019
36.  BTT    BlackRock Municipal 2030 Target Term Trust                June 30, 2019
37.  MEN    BlackRock MuniEnhanced Fund, Inc.                         June 30, 2019
38.  MUC    BlackRock MuniHoldings California Quality Fund, Inc.      June 30, 2019
39.  MUH    BlackRock MuniHoldings Fund II, Inc.                      June 30, 2019

                                                                   EXPIRATION
    TICKER                          FUND                              DATE
    ------  ----------------------------------------------------- --------------
40.  MHD    BlackRock MuniHoldings Fund, Inc.                     June 30, 2019
41.  MFL    BlackRock MuniHoldings Investment Quality Fund        June 30, 2019
42.  MUJ    BlackRock MuniHoldings New Jersey Quality Fund, Inc.  June 30, 2019
43.  MHN    BlackRock MuniHoldings New York Quality Fund, Inc.    June 30, 2019
44.  MUE    BlackRock MuniHoldings Quality Fund II, Inc.          June 30, 2019
45.  MUS    BlackRock MuniHoldings Quality Fund, Inc.             June 30, 2019
46.  MVT    BlackRock MuniVest Fund II, Inc.                      June 30, 2019
47.  MVF    BlackRock MuniVest Fund, Inc.                         June 30, 2019
48.  MZA    BlackRock MuniYield Arizona Fund, Inc.                June 30, 2019
49.  MYC    BlackRock MuniYield California Fund, Inc.             June 30, 2019
50.  MCA    BlackRock MuniYield California Quality Fund, Inc.     June 30, 2019
51.  MYD    BlackRock MuniYield Fund, Inc.                        June 30, 2019
52.  MYF    BlackRock MuniYield Investment Fund                   June 30, 2019
53.  MFT    BlackRock MuniYield Investment Quality Fund           June 30, 2019
54.  MIY    BlackRock MuniYield Michigan Quality Fund, Inc.       June 30, 2019
55.  MYJ    BlackRock MuniYield New Jersey Fund, Inc.             June 30, 2019
56.  MYN    BlackRock MuniYield New York Quality Fund, Inc.       June 30, 2019
57.  MPA    BlackRock MuniYield Pennsylvania Quality Fund         June 30, 2019
58.  MQT    BlackRock MuniYield Quality Fund II, Inc.             June 30, 2019
59.  MYI    BlackRock MuniYield Quality Fund III, Inc.            June 30, 2019
60.  MQY    BlackRock MuniYield Quality Fund, Inc.                June 30, 2019
61.  BLJ    BlackRock New Jersey Municipal Bond Trust             June 30, 2019

                                                                              EXPIRATION
    TICKER                               FUND                                    DATE
    ------  ---------------------------------------------------------------- --------------
62. BNJ     BlackRock New Jersey Municipal Income Trust                      June 30, 2019
63. BLH     BlackRock New York Municipal 2018 Term Trust                     June 30, 2019
64. BQH     BlackRock New York Municipal Bond Trust                          June 30, 2019
65. BSE     BlackRock New York Municipal Income Quality Trust                June 30, 2019
66. BNY     BlackRock New York Municipal Income Trust                        June 30, 2019
67. BFY     BlackRock New York Municipal Income Trust II                     June 30, 2019
68.  --     BlackRock Preferred Partners LLC                                 July 31, 2018
69. BCX     BlackRock Resources & Commodities Strategy Trust                 June 30, 2019
70. BST     BlackRock Science and Technology Trust                           June 30, 2019
71. BUI     BlackRock Utilities, Infrastructure & Power Opportunities Trust  June 30, 2019
72. BHV     BlackRock Virginia Municipal Bond Trust                          June 30, 2019
73. BSD     The BlackRock Strategic Municipal Trust                          June 30, 2019
74. BGIO    BlackRock 2022 Global Income Opportunity Trust/1/                June 30, 2019
75.  --     BlackRock Multi-Sector Opportunities Trust/2/                    June 30, 2019

--------
/1/ This Agreement was effective with respect to BlackRock 2022 Global Income Opportunity Trust as of February 16, 2017.
/2/ This Agreement was effective with respect to BlackRock Multi-Sector Opportunities Trust as of February 22, 2018.

                                  SCHEDULE B

             CLOSED-END FUND MASTER ADVISORY FEE WAIVER AGREEMENT

                        (DATED AS OF DECEMBER 2, 2016)

       BlackRock Advisors, LLC will waive the management fee with respect to any portion of the Fund's assets estimated to be attributable to investments in other equity and fixed-income mutual funds and exchange-traded funds managed by BlackRock Advisors, LLC or its affiliates.